EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Updates Blue Creek Texas Wind Energy Project

DENVER, CO - Friday November 7, 2008 - NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy for America, today confirmed it has signed a long term wind development rights agreement covering 2082 acres of land for its Blue Creek wind energy project in Texas - an area approximately 25% larger than previously anticipated by the Company.

The larger land parcel secured for wind power development means NACEL Energy’s Blue Creek project may have greater generating potential than first determined by the Company. NACEL Energy’s analysis indicates that the construction of a series of 10 MW phases is optimal and that 30 MW or more of generating capacity at Blue Creek may be achievable at project build out.

NACEL Energy’s Blue Creek project is located in Moore County, in the Texas Panhandle. According to the Texas State Energy Conservation Office (SECO), the Panhandle contains the State’s “greatest expanse of high quality winds.” SECO’s research indicates that while Class 4 wind locations such as Blue Creek comprise just 4.38% of the land area of Texas, these lands, in their aggregate, could supply 100% of the State’s (1995) electric power consumption. (Source: SECO website, “The Energy Report 2008” Chapter 11 (Wind Energy), Exhibit 11-9)

Collection of site specific wind data has commenced at Blue Creek with the installation of a 60 meter (200 ft.) NRG meteorological tower transmitting data to NACEL Energy, via an Iridium satellite uplink. While the data is collected additional important development milestones including, without limitation, interconnection engineering, turbine engineering and obtaining turbine debt financing, must be completed by NACEL Energy. Accordingly, the Company cautions that project completion at Blue Creek is not expected until at least 2010.

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“Securing 2082 acres for NACEL Energy’s Blue Creek project in a long term development agreement, and the collection of site specific wind data which will enable future project engineering, are important milestones in the Company’s pursuit of our corporate objective of 1000MW of wind power under development by 2010.”

EXHIBIT 99.1

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in the nation developing utility class wind energy projects with the participation of local landowners and partners. NACEL Energy has commenced development on its Blue Creek and Channing Flats projects in the Texas panhandle and anticipates a total of 50 MW of new domestic wind power upon their completion. Also, NACEL Energy is pursuing development of a three phase wind energy project in the Dominican Republic which, if successful, would supply clean, renewable, wind power to a region which relies predominantly on fossil-fuels. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ending June 30, 2008, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848